                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                NORDSTROM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

Nordstrom logo

April 11, 2001

DEAR SHAREHOLDERS:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Shareholders on Tuesday, May 15, 2001, at 11:00 a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5(th) Floor, Seattle, Washington, 98101-1742.

In addition to the matters described in the Notice of Annual Meeting and Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed Proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent your Proxy.

I hope you will be able to join us and we look forward to seeing you in Seattle.

Sincerely yours,

/s/ BLAKE W. NORDSTROM
Blake W. Nordstrom
President

NORDSTROM, INC.
1617 SIXTH AVENUE
SEATTLE, WASHINGTON
98101-1742

NOTICE OF ANNUAL
MEETING OF
SHAREHOLDERS          To the Shareholders of
                      Nordstrom, Inc.:

                      The Annual Meeting of Shareholders of Nordstrom, Inc. will be held on Tuesday, May 15, 2001, at 11:00 a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5(th) Floor, Seattle, Washington, 98101-1742 for the following purposes:

                      1. To elect nine directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

                      2. To ratify the appointment of auditors.

                      If they are presented, you also will be asked to vote on the following:

                      3. A Shareholder proposal regarding performance-based executive compensation;

                      4. A Shareholder proposal regarding vendor standards compliance mechanisms; and

                      5. A Shareholder proposal regarding global human rights standards.

                      Such other business as may properly come before the meeting and any adjournment thereof may also be addressed.

                      Holders of shares of Common Stock of record at the close of business on March 19, 2001 are entitled to notice of, and to vote at, the meeting.

                      Shareholders are cordially invited to attend the meeting in person.

                       By order of the Board of Directors,

                       /s/ N. CLAIRE CHAPMAN
                       N. Claire Chapman
                       Secretary

                       Seattle, Washington
                       April 11, 2001

                         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE ENCOURAGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT
APPROXIMATE
MAILING DATE:
APRIL 11, 2001        This Proxy Statement is furnished to the Shareholders of
                      Nordstrom, Inc. in connection with the solicitation of proxies by the Board of Directors for use at the Annual
                      Meeting of Shareholders to be held on May 15, 2001 and any adjournment thereof. If the enclosed Proxy is executed and returned, it will be voted in accordance with the instructions given, but may be revoked at any time if it has not been exercised by notifying the Secretary of the Company in writing. Each Proxy will be voted for Proposals
                      1 and 2, and, if they are presented, against Proposals 3, 4 and 5, and may be voted on such other matters as may properly come before the Annual Meeting if no contrary instruction is indicated on the Proxy. There were 133,801,918 shares of Common Stock, the only security of the Company entitled to vote at the Annual Meeting, outstanding as of March 19, 2001, which is the record date for the Annual Meeting. Shareholders are entitled to one vote for each share of Common Stock held of record at the close of business on March 19, 2001. Under Washington law and the Company's Amended and Restated Articles of Incorporation, a quorum consisting of a majority of the shares eligible to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the Annual Meeting.
                      For election of directors, the nominees elected will be those receiving the greatest number of votes cast by the shares entitled to vote, up to the number of directors to be elected. Any action other than a vote for a nominee will have the effect of voting against the nominee. The appointment of auditors will be ratified and the Shareholder proposals will be adopted if the votes cast in favor of the respective action exceed the votes cast against it. Abstentions and nonvotes by brokers will have no effect since such actions do not represent votes cast by Shareholders.

SECURITY OWNERSHIP OF            The following table sets forth, as of March 19, 2001, the
CERTAIN BENEFICIAL               number of shares of Common Stock held by beneficial owners
OWNERS AND                       of more than five percent of the Company's Common Stock, by
MANAGEMENT                       directors and director nominees, by the executive officers named in the Summary Compensation Table on page 8, and by
                                 all directors and executive officers of the Company as a
                                 group:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              Amount and
                                                              Nature of
                                                              Beneficial        Percent
                  Name of Beneficial Owner                    Ownership         of Class
----------------------------------------------------------------------------------------
DODGE & COX                                                   12,670,528(a)       9.47%
  One Sansome St., 35th Floor
  San Francisco, California 94101
ELMER AND KATHARINE NORDSTROM                                 12,048,852(b)       9.00%
  FAMILY INTERESTS, L.P.
  c/o 1617 Sixth Avenue
  Seattle, Washington 98101
BRUCE A. NORDSTROM                                            10,779,513(c)(d)    8.06%
  c/o 1617 Sixth Avenue
  Seattle, Washington 98101
D. WAYNE GITTINGER                                            10,500,866(c)(e)    7.85%
  1420 Fifth Avenue, Suite 4100
  Seattle, Washington 98101
JOHN N. NORDSTROM                                              3,511,714(c)(f)    2.62%
PETER E. NORDSTROM                                             1,009,968(g)           *
BLAKE W. NORDSTROM                                               999,139(h)           *
JOHN A. MCMILLAN                                                 292,533(c)           *
MICHAEL A. STEIN                                                 125,627              *
JOHN J. WHITACRE                                                 120,140(i)           *
MARTHA S. WIKSTROM                                                53,638(j)           *
GAIL A. COTTLE                                                    53,169(k)           *
DALE CAMERON (CRICHTON)                                           49,576(l)           *
WILLIAM D. RUCKELSHAUS                                            15,713              *
ALFRED E. OSBORNE, JR.                                            10,563(m)           *
ANN MCLAUGHLIN KOROLOGOS                                           5,713              *
BRUCE G. WILLISON                                                  5,201(n)           *
MICHAEL G. KOPPEL                                                  3,870(o)           *
ENRIQUE HERNANDEZ, JR.                                             3,635(p)           *
ALISON A. WINTER                                                   1,300(q)           *
Directors and executive officers as a group (34 persons)      41,215,403(r)      39.93%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* Does not exceed 1% of the Company's outstanding Common Stock.
(a) Based on an amended Schedule 13G filed on February 14, 2001 pursuant to the Securities Exchange Act of 1934, which indicates that Dodge & Cox has sole investment power with respect to all of these shares, sole voting power with respect to 11,773,328 shares, and shared voting power with respect to 95,300 shares.
(b) The general partners of this partnership are the Estate of Katharine J. Nordstrom (John N. Nordstrom, executor), The Elected Marital Trust under the Will of Elmer J. Nordstrom (John N. Nordstrom, trustee), the James F. Nordstrom Interests, L.P., and the John N. Nordstrom Interests, L.P. The general partners of the James F. Nordstrom Interests, L.P. are Sally A. Nordstrom, the Estate of James F. Nordstrom (Sally A. Nordstrom, executor), J. Daniel Nordstrom and William E. Nordstrom, and the general partners of the John N. Nordstrom Interests, L.P. are John N. Nordstrom, Sally B. Nordstrom, and James A. Nordstrom. Each of these entities and individuals are deemed to beneficially own the shares held by the Elmer and Katharine Nordstrom Family Interests, L.P. Each of the general partners disclaims beneficial ownership of the shares held by the Elmer and Katharine Nordstrom Family Interests, L.P. that exceeds the greater of their proportionate interest in their respective profits or capital account in the partnership.
(c) Does not include 160,000 shares held by a corporation, of which the director or his spouse owns a one-eighth beneficial interest.
(d) Includes 83,388 shares held by his wife individually; and 4,235,280 shares held by trusts, of which he is a trustee and beneficiary. Does not include 3,485,564 shares held by trusts, of which he is a co-trustee.
(e) Includes 6,944,626 shares held by his wife individually; 783 shares held by his wife as a participant in the Company's 401(k) Plan; 777,600 shares held by a trust, of which his wife is a trustee and beneficiary; and 2,750,760 shares held by a trust, of which his wife is the beneficiary. Does not include 206,896 shares held by trusts of which he is a trustee.
(f) Includes 161,610 shares held by his wife; 4,012 shares held by trusts, of which he is the trustee; and 2,780,000 shares held by the John N. Nordstrom Interests, L.P., of which he is a general partner. John N. Nordstrom disclaims beneficial ownership of the shares held by the John N. Nordstrom Interests, L.P. that exceeds the greater of his proportionate interest in his profits or capital account in the partnership. Does not include any of the shares held by the Elmer and Katharine Nordstrom Family Interests, L.P., of which he is deemed a beneficial owner.
(g) Includes 95,801 shares that may be acquired under the 1987 and 1997 Stock Option Plans; and 6,639 shares held by him in the Company's 401(k) Plan.
(h) Includes 179,160 shares held by his wife individually; 18,012 shares held by trusts, of which he is a trustee; 5,987 shares held in a custodial account, of which he is the custodian; 101,847 shares that may be acquired under the 1987 and 1997 Stock Option Plans; and 1,561 shares held by him in the Company's 401(k) Plan.
(i) Includes 108,397 shares that may be acquired under the 1987 and 1997 Stock Option Plans; and 7,741 shares held in the Company's 401(k) Plan.
(j) Includes 52,007 shares that may be acquired under the 1987 and 1997 Stock Option Plans; and 1,629 shares held in the Company's 401(k) Plan.
(k) Includes 53,167 shares that may be acquired under the 1987 and 1997 Stock Option Plans.
(l) Includes 47,478 shares that may be acquired under the 1987 and 1997 Stock Option Plans.
(m) Includes 600 shares held by his wife; 150 shares held by his wife for benefit of child; and 2,400 shares held by a corporation, of which he is the sole shareholder.
(n) Includes 4,000 shares held by a trust, of which he and his spouse are trustees and beneficiaries.
(o) Includes 3,188 shares that may be acquired under the 1987 and 1997 Stock Option Plans.
(p) Includes 2,000 shares held by a trust, of which he and his spouse are trustees and beneficiaries. Does not include 25,000 stock units each convertible at any time upon the election of Mr. Hernandez, or when he ceases to be a member of the Board of Directors, into a dollar amount equal to the difference in the value of a share of Common Stock on the date the stock unit was awarded and the value of a share of Common Stock on the date the stock unit is converted.
(q) Includes 1,000 shares held by a trust, of which she and her spouse are trustees and beneficiaries; 100 shares held in a custodial account, of which she is the custodian; 100 shares held by her daughter in an account over which she shares investment power; and 100 shares held by her husband in a retirement account over which she shares investment power.
(r) Includes 12,048,852 shares held by the Elmer and Katharine Nordstrom Family Interests, L.P.; and 2,780,000 shares held by the John N. Nordstrom Interests, L.P. Also includes 1,141,386 shares that may be acquired by the executive officers as a group under the 1987 and 1997 Stock Option Plans.

The directors and executive officers shown in the table disclaim beneficial interest in any shares held solely as custodian or trustee, and all shares held by their spouses and immediate family members.

PROPOSAL 1:
ELECTION OF DIRECTORS Nine directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until a successor has been duly elected and qualified. Unless otherwise instructed by the Shareholder, the persons named in the enclosed Proxy intend to vote for the election of the persons listed in this Proxy Statement. All of the nominees except Alison A. Winter are currently directors of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, the Proxy may be voted for a person to be selected by the Board of Directors.

                      NOMINEES

                      Information related to the director nominees is set forth below:

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                 Principal Occupation and Business             Director
Name and Age                                       Experience for Past Five Years               Since
-------------------------------------------------------------------------------------------------------
D. WAYNE GITTINGER                     Partner in the law firm of Lane Powell Spears Lubersky   1971
  Age 68(a)(b)                           LLP
ENRIQUE HERNANDEZ, JR.                 President and Chief Executive Officer of Inter-Con       1997
  Age 45(c)                              Security Systems, Inc., a California-based worldwide
                                         security and facility support services provider;
                                         Co-Founder and Principal Partner of Interspan
                                         Communications, a television broadcasting company
                                         serving Spanish-speaking audiences
JOHN A. MCMILLAN                       Retired (formerly Co-Chairman of the Board of            1966
  Age 69(d)                              Directors of the Company)
BRUCE A. NORDSTROM                     Chairman of the Board of Directors of the Company        1966
  Age 67(b)
JOHN N. NORDSTROM                      Retired (formerly Co-Chairman of the Board of            1966
  Age 64(b)                              Directors of the Company)
ALFRED E. OSBORNE, JR.                 Director of the Harold Price Center for                  1987
  Age 56(e)                              Entrepreneurial Studies and Associate Professor of
                                         Business Economics, The Anderson School at UCLA
WILLIAM D. RUCKELSHAUS                 A Strategic Director of Madrona Venture Group, a         1985
  Age 68(f)                              Washington-based investment firm (formerly Chairman
                                         and Chief Executive Officer of Browning-Ferris
                                         Industries, Inc.)

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                 Principal Occupation and Business             Director
Name and Age                                       Experience for Past Five Years               Since
-------------------------------------------------------------------------------------------------------
BRUCE G. WILLISON                      Dean of The Anderson School at UCLA, formerly            1998
  Age 52(g)                              President and Chief Operating Officer of H.F.
                                         Ahmanson & Company, a California-headquartered
                                         thrift holding company, and Home Savings of America,
                                         a full-service consumer bank, also headquartered in
                                         California. H.F. Ahmanson was the parent company of
                                         Home Savings of America.
ALISON A. WINTER                       Executive Vice President for Midwest Personal            N/A
  Age 54(h)                              Financial Services with The Northern Trust
                                         Corporation, Chicago (formerly President and Chief
                                         Executive Officer of the Northern Trust of
                                         California).
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(a) D. Wayne Gittinger is a partner in the law firm of Lane Powell Spears Lubersky LLP, which rendered legal services to the Company during the fiscal year ended January 31, 2001.
(b) Bruce A. Nordstrom is a brother-in-law of D. Wayne Gittinger and a cousin of John N. Nordstrom. Mr. Bruce A. Nordstrom's sons are Blake W. Nordstrom, the President of the Company, and Erik B. Nordstrom and Peter E. Nordstrom, each of whom is an Executive Vice President of the Company. Mr. John N. Nordstrom's nephew is J. Daniel Nordstrom, Chief Executive Officer of NORDSTROM.com, LLC.
(c) Enrique Hernandez, Jr. is also a director of California Healthcare Foundation, ICSS Holding Corp., McDonald's Corporation, Washington Mutual, Inc. and Tribune Company.
(d) John A. McMillan is also a director of Lion, Inc. (formerly known as Plenum Communications).
(e) Alfred E. Osborne, Jr. is also a director of Equity Marketing, Inc. and K2, Inc., a trustee of the WM Group of Funds, First Pacific Advisors New Income and Capital Funds, and an independent general partner of Technology Funding Venture Partners V.
(f) William D. Ruckelshaus is also a director of Coinstar, Inc., Cummins Engine Company, Pharmacia Corporation (formerly known as Monsanto Company), Solutia Inc., and Weyerhaeuser Company. He was also a director of the Company from 1978 to 1983.
(g) Bruce G. Willison is also a director of H&CB (Korea), Health Net, Inc., the Los Angeles Urban League, the United Way of Greater Los Angeles, and the Los Angeles Sports Council.
(h) Alison A. Winter is also a director of California Healthcare Foundation, Steppenwolf Theatre Company, River North Dance Company, Chicago Convention and Tourism Bureau and The Joffrey Ballet Company. She also serves on the Board of Trustees of Claremont McKenna College.

The Board of Directors recommends a vote FOR each of the nominees listed in the table.

BOARD OF DIRECTORS
AND BOARD
COMMITTEES            The Board of Directors maintains an Audit Committee, a
                      Compensation and Stock Option Committee, and a Corporate
                      Governance and Nominating Committee. These committees do not have formal meeting schedules, but the Audit Committee is required to meet at least four times a year, and the Compensation and Stock Option Committee and the Corporate
                      Governance and Nominating Committee are each required to meet at least once a year. During the past year, there were eight meetings of the Board of Directors, four meetings of the Audit Committee, five meetings of the Compensation and Stock Option Committee, and four meetings of the Corporate Governance and Nominating Committee. Ann
                      McLaughlin Korologos, an incumbent director who is not running for re-election at the Annual Meeting, attended
                      62% of the aggregate number of meetings of the Board of Directors and Board committees on which she served.

                      Current members of the Audit Committee are Ann McLaughlin Korologos, Chair, Enrique Hernandez, Jr., Alfred E. Osborne, Jr., William D. Ruckelshaus, and Bruce G. Willison. The Audit Committee is responsible for recommending the Company's independent auditors and assisting the Board of Directors in fulfilling its oversight responsibilities with respect to accounting and financial reporting, assessment and management of risk and the internal controls environment, and compliance with laws and regulations. The Committee meets periodically with the independent auditors, management and the internal auditors to review accounting, auditing, internal accounting controls, financial reporting matters, and compliance with laws and regulations. The Committee also meets privately with the independent auditors and the internal auditors.

                      Current members of the Compensation and Stock Option Committee are William D. Ruckelshaus, Chair, Enrique Hernandez, Jr., Ann McLaughlin Korologos, and Alfred E. Osborne, Jr. The Compensation and Stock Option Committee is responsible for determining the overall compensation levels of certain of the Company's executive officers and certain of the Company's benefit plans.

                      Current members of the Corporate Governance and Nominating Committee are D. Wayne Gittinger, Chair, Enrique Hernandez, Jr., Ann McLaughlin Korologos, Alfred E. Osborne, Jr., and William D. Ruckelshaus. The Corporate Governance and Nominating Committee is primarily responsible for recommending director nominees to the Board of Directors. The Committee will consider recommendations by Shareholders for vacancies on the Board of Directors. Suggestions may be submitted to the Company's Secretary.

COMPENSATION OF
EXECUTIVE OFFICERS IN
THE YEAR ENDED
JANUARY 31, 2001      SUMMARY COMPENSATION TABLE
                      The following table summarizes compensation paid or
                      accrued by the Company for services rendered by the
                      President, four Vice Presidents, the former Chairman of
                      the Board of Directors, and two former Vice Presidents
                      (the "Named Executive Officers") for the periods
                      indicated:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       Annual Compensation                            Long-Term Compensation
----------------------------------------------------------------------------------------------------------------------
                                                                              Value of
                                                                             Restricted
                                                                            Stock Awards/    Number
  Name and Principal    Fiscal                             Other Annual      Performance    of Stock      All Other
       Position         Year(a)     Salary      Bonus     Compensation(b)     Shares(c)     Options    Compensation(d)
----------------------------------------------------------------------------------------------------------------------
BLAKE W. NORDSTROM(E)    2000      $433,333          $0       $25,468          $139,995      19,765         $9,821
PRESIDENT                1999      $383,333          $0       $23,235          $449,990      34,123        $12,464
                         1998      $277,500    $414,000       $19,703          $337,502      91,466        $13,404
----------------------------------------------------------------------------------------------------------------------
GAIL A. COTTLE           2000      $316,981    $194,688       $22,043          $150,003      21,176         $3,190
EXECUTIVE VICE           1999      $268,333    $201,582       $23,362          $151,882      11,517         $8,994
PRESIDENT                1998      $249,730    $167,128       $16,442          $146,247      38,578        $14,018
----------------------------------------------------------------------------------------------------------------------
DALE CAMERON (CRICHTON)  2000      $291,272    $210,000       $21,541          $104,996      14,824         $2,943
EXECUTIVE VICE           1999      $268,333    $133,979       $28,455          $151,882      11,517         $9,429
PRESIDENT                1998      $259,167     $99,090       $26,046          $146,247      38,578        $14,620
----------------------------------------------------------------------------------------------------------------------
MICHAEL G. KOPPEL        2000      $238,333    $115,337       $35,306           $65,003       9,176        $26,840
VICE PRESIDENT           1999(f)    $94,990    $122,701       $53,979           $47,159      11,877        $66,264
                         1998            $0          $0            $0                $0           0             $0
----------------------------------------------------------------------------------------------------------------------
PETER E. NORDSTROM       2000      $329,167     $18,913       $19,530          $104,996      14,824         $9,710
EXECUTIVE VICE           1999      $383,333          $0       $17,737          $449,990      34,123        $12,446
PRESIDENT                1998      $277,500    $414,000       $17,011          $337,502      91,446        $13,389
----------------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE(G)      2000      $433,333(h)       $0       $29,546          $487,496      68,824         $7,716(h)
FORMER CHAIRMAN OF       1999      $625,000          $0       $18,855          $731,243      55,450        $13,719
THE BOARD OF DIRECTORS   1998      $490,000    $805,000       $20,500          $562,513     145,776        $14,933
----------------------------------------------------------------------------------------------------------------------
MICHAEL A. STEIN(I)      2000      $343,333(j)  $39,000      $827,332          $390,001      55,059         $1,094(j)
FORMER EXECUTIVE VICE    1999      $496,667          $0      $346,665          $562,507      42,654       $456,581
PRESIDENT                1998      $147,399    $465,193       $61,695        $5,100,006     131,171             $0
----------------------------------------------------------------------------------------------------------------------
MARTHA S. WIKSTROM(K)    2000      $336,588(l)       $0       $97,137          $269,152      38,000         $7,185(l)
FORMER EXECUTIVE VICE    1999      $328,333     $42,504       $42,864          $151,882       8,637        $67,620
PRESIDENT                1998      $260,000    $450,134       $18,648          $146,247      38,578        $13,507
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(a) The fiscal year of the Company ends January 31 of the following year.

(b) Other Annual Compensation for the fiscal year ended January 31, 2001 includes automobile allowance, parking, personal use of airplane services, and reimbursements for relocation tax, regular tax, medical, and financial planning.

(c) These amounts represent performance share units granted to the Named Executive Officers on February 26, 1998, February 25, 1999 and February 22, 2000 (valued as of those dates, respectively). The performance share units vest on January 31, approximately three years following the date of grant to the extent that the Company's total shareholder return exceeds that of certain of the Company's competitors during the respective three-year period. As of January 31, 2001, the performance share units granted on February 26, 1998 were forfeited due to the failure of the Company to meet the applicable vesting goals. The remaining performance share units (assuming full vesting) would be valued as follows as of January 31, 2001:

Blake W. Nordstrom       --   $364,448
Gail A. Cottle           --   $221,120
Dale Cameron (Crichton)  --   $178,146
Michael G. Koppel        --    $86,252
Peter E. Nordstrom       --   $331,031
John J. Whitacre         --   $265,109
Michael A. Stein         --         $0
Martha S. Wikstrom       --    $86,435

The above notwithstanding, the amount reported in 1998 for Michael A. Stein represents shares of restricted stock as valued on the date of grant, as previously disclosed.

(d) All Other Compensation for the fiscal year ended January 31, 2001, includes the following:

     Profit Sharing Plan benefit: Blake W. Nordstrom: $2,550; Gail A. Cottle:
     $2,550; Dale Cameron (Crichton): $2,550; Michael G. Koppel: $850; Peter E.
     Nordstrom: $2,550; John J. Whitacre: $0; Michael A. Stein: $0; and Martha
     S. Wikstrom: $0.

     401(k) Plan benefit: Blake W. Nordstrom: $6,800; Gail A. Cottle: $0; Dale Cameron (Crichton): $0; Michael G. Koppel: $6,800; Peter E. Nordstrom:
     $6,800; John J. Whitacre: $6,800; Michael A. Stein: $0; and Martha S.
     Wikstrom: $6,800.

     Premiums on excess term life insurance: Blake W. Nordstrom: $471; Gail A.
     Cottle: $640; Dale Cameron (Crichton): $393; Michael G. Koppel: $245; Peter
     E. Nordstrom: $360; John J. Whitacre: $916; Michael A. Stein: $1,094; and Martha S. Wikstrom: $385.

     Relocation Expenses: Michael G. Koppel: $18,945.

(e) Blake W. Nordstrom has served as President since August 31, 2000. Prior to that date he served as an Executive Vice President.

(f)  Michael G. Koppel commenced employment with the Company on August 12, 1999.

(g)  John J. Whitacre was employed by the Company through August 31, 2000.

(h) Does not include $4,100,000 paid in connection with John J. Whitacre's termination of employment with the Company.

(i) Michael A. Stein was employed by the Company from October 15, 1998 through August 31, 2000.

(j) Does not include $1,040,000 paid in connection with Michael A. Stein's termination of employment with the Company; $1,105,000 in connection with the forgiveness of a loan from the Company to him; $807,836 in connection with the Company's payment of his income tax liability related to the loan forgiveness; and $2,142,000 representing the value of restricted stock that vested upon his termination of employment with the Company.

(k) Martha S. Wikstrom was employed by the Company through September 8, 2000.

(l) Does not include $1,500,000 paid in connection with Martha S. Wikstrom's termination of employment with the Company and $84,505 in connection with the forgiveness of a loan from the Company to her.

                       OPTION GRANTS IN THE FISCAL YEAR ENDED JANUARY 31, 2001

                       The following table sets forth information concerning option grants during the fiscal year ended January 31, 2001, to the Named Executive Officers:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                             Percent of                                     Annual Rates of Stock
                                            Total Options                                   Price Appreciation for
                               Number        Granted to     Exercise or                          Option Terms
                             of Options     Employees in    Base Price                      ----------------------
           Name             Granted(a)(b)    Fiscal Year     Per Share    Expiration Date      5%          10%
------------------------------------------------------------------------------------------------------------------
BLAKE W. NORDSTROM             19,765           0.62%         $21.25         2/22/2010      $264,060      $669,243
------------------------------------------------------------------------------------------------------------------
DALE CAMERON (CRICHTON)        14,824           0.47%         $21.25         2/22/2010      $198,049      $501,941
------------------------------------------------------------------------------------------------------------------
GAIL A. COTTLE                 21,176           0.67%         $21.25         2/22/2010      $282,911      $717,019
------------------------------------------------------------------------------------------------------------------
MICHAEL G. KOPPEL               9,176           0.29%         $21.25         2/22/2010      $122,591      $310,699
------------------------------------------------------------------------------------------------------------------
PETER E. NORDSTROM             14,824           0.47%         $21.25         2/22/2010      $198,049      $501,941
------------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE(C)            68,824           2.17%         $21.25         2/22/2010      $919,489    $2,330,381
------------------------------------------------------------------------------------------------------------------
MICHAEL A. STEIN(D)            55,059           1.74%         $21.25         2/22/2010      $735,588    $1,864,298
------------------------------------------------------------------------------------------------------------------
MARTHA S. WIKSTROM(E)          38,000           1.20%         $21.25         2/22/2010      $507,680    $1,286,680

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(a) Options are granted at the fair market value of the Company's Common Stock on the date of the grant. To the extent not already exercisable, options generally become exercisable upon a sale of the Company or substantially all of its assets.

(b) These options vest and become exercisable in four equal annual installments beginning February 22, 2001.

(c ) The options listed were not vested and expired on August 31, 2000, the date of John J. Whitacre's termination of employment with the Company.

(d) The options listed were not vested and expired on August 31, 2000, the date of Michael A. Stein's termination of employment with the Company.

(e) The options listed were not vested and expired on September 8, 2000, the date of Martha S. Wikstrom's termination of employment with the Company.

                       OPTION EXERCISES AND YEAR END VALUE TABLE

                       The following table sets forth information concerning option exercises and the value of options held at January 31, 2001 by the Named Executive Officers:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                               Dollar Value of
                                                         Number of Unexercised       Unexercised, in-the-Money
                          Number of                            Options Held at                 Options held at
                             Shares      Dollar               January 31, 2001             January 31, 2001(a)
                        Acquired on       Value    ---------------------------    ----------------------------
Name                       Exercise    Realized    Exercisable   Unexercisable    Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------
BLAKE W. NORDSTROM         5,008       $26,786       $79,645          $101,089      $57,288                $0
--------------------------------------------------------------------------------------------------------------
DALE CAMERON
  (CRICHTON)                   0            $0       $37,110           $43,380         $640                $0
--------------------------------------------------------------------------------------------------------------
GAIL A. COTTLE                 0            $0       $41,211           $49,639      $39,032                $0
--------------------------------------------------------------------------------------------------------------
MICHAEL G. KOPPEL              0            $0          $894           $20,159           $0                $0
--------------------------------------------------------------------------------------------------------------
PETER E. NORDSTROM         1,862       $39,683       $74,835           $96,148      $46,051                $0
--------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE               0            $0      $108,397                $0      $17,167                $0
--------------------------------------------------------------------------------------------------------------
MICHAEL A. STEIN               0            $0            $0                $0           $0                $0
--------------------------------------------------------------------------------------------------------------
MARTHA S. WIKSTROM             0            $0       $52,007                $0      $11,174                $0

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(a) Dollar value is based on the market value of the Company's Common Stock on the date of exercise or at January 31, 2001, as the case may be, minus the exercise price.

                       PENSION PLAN TABLE

                       The following table sets forth information concerning estimated annual benefits payable to each of the Named Executive Officers upon their retirement based upon indicated years of service (without reduction for any Profit Sharing Retirement Plan benefits):
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  Years of Service(b)
Average Annual    ----------------------------------------------------
Compensation(a)      15         20         25         30         35
----------------------------------------------------------------------
$125,000          $ 45,000   $ 60,000   $ 75,000   $ 75,000   $ 75,000
$150,000          $ 54,000   $ 72,000   $ 90,000   $ 90,000   $ 90,000
$175,000          $ 63,000   $ 84,000   $105,000   $105,000   $105,000
$200,000          $ 72,000   $ 96,000   $120,000   $120,000   $120,000
$225,000          $ 81,000   $108,000   $135,000   $135,000   $135,000
$250,000          $ 90,000   $120,000   $150,000   $150,000   $150,000
$300,000          $108,000   $144,000   $180,000   $180,000   $180,000
$400,000          $144,000   $192,000   $240,000   $240,000   $240,000
$450,000          $162,000   $216,000   $270,000   $270,000   $270,000
$500,000          $180,000   $240,000   $300,000   $300,000   $300,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(a) The benefits are payable pursuant to the Supplemental Executive Retirement Plan, which covers officers of the Company and its subsidiaries, including the Named Executive Officers. The benefits are unfunded and limited to a maximum of 60% of the monthly average compensation (based solely on the yearly amounts set forth in the salary and bonus columns of the Summary Compensation Table) less the actuarial equivalent of any monthly benefits payable under the Profit Sharing Retirement Plan. The normal annual retirement benefit provided by the Supplemental Executive Retirement Plan is 2.4% of the monthly average compensation for the highest thirty-six months measured over the final sixty months of employment or the entire period of service after age 50, multiplied by the number of years of service with the Company, up to a maximum of twenty-five years. From this value is subtracted the monthly annuity that could be purchased at retirement using the lump sum value of the Profit Sharing Retirement Plan and 401(k) Plan accounts funded by Company contributions. The remaining amount is the monthly retirement benefit payable under the Supplemental Executive Retirement Plan.

(b) The credited years of service to the Company for the Named Executive Officers are set forth below. John J. Whitacre, Michael A. Stein, and Martha
    S. Wikstrom each forfeited any rights to benefits payable under the Supplemental Executive Retirement Plan in connection with their terminations of employment with the Company.

      Blake W. Nordstrom       -- 19 years
      Dale Cameron (Crichton)  -- 30 years
      Gail A. Cottle           -- 31 years
      Michael G. Koppel        --  1 year
      Peter E. Nordstrom       -- 17 years

COMPENSATION AND
STOCK OPTION
COMMITTEE
REPORT ON THE
FISCAL YEAR ENDED
JANUARY 31, 2001        The Compensation and Stock Option Committee is comprised
                        of four directors, and is responsible for setting compensation levels for the President, the former
                        Chairman of the Board of Directors, and certain of the Company's Executive Vice Presidents. The Committee also consults with the President with respect to the compensation and benefits for other officers and with respect to the benefits for certain other employees of the Company.

                        COMPENSATION PHILOSOPHY

                        The Company bases the various components of its executive compensation program on differing measures of Company performance and Shareholder value. The overall goal of the Committee is to develop compensation programs and policies that are consistent with and linked to the Company's strategic business objectives, including management's value-based approach to managing the Company. The program is designed to:

                              (i) play a critical role in attracting and
                                  retaining those executives deemed most able to further its goal of aligning the Company's interests with creating value for Shareholders; and

                             (ii) reward executives for medium- and long-term
                                  Company performance and value created for Shareholders as measured by a mix of factors, including increases in Company stock price, sales increases and earnings, and other performance-related value drivers, which will or should increase Shareholder return.

                        COMPENSATION COMPONENTS

                        The Company's executive compensation program is based on three components, each of which furthers a different objective, but all of which together are intended to serve the Company's overall compensation philosophy by more closely aligning the Company's compensation program with the goal of increasing value for Shareholders.

                        BASE SALARY. Base salary is reviewed annually based on the Committee's view of how the management team and the respective individual contributes to the overall performance of the Company. Overall performance of the Company is measured by a number of factors including the Company's earnings, its performance versus its retail competitors, its performance versus budget, its improvement in gross margins, and the Committee's assessment of management skills. None of these factors is necessarily given greater weight than any other factor. The Committee also reviews the median base salaries for competitors in the specialty retailing field and other related markets as appropriate, including companies listed in Standard & Poor's Retail Store Composite referenced in the Performance Graph on page 18.

                        ANNUAL BONUS INCENTIVES. Annual bonus incentives are intended to reflect the Company's belief that management's contribution to medium-and long-term Company performance comes, in part, from improvement in the Company's earnings, earnings per share, division sales, inventory turn and gross margins. Annual bonus incentives for the President, the former Chairman of the Board of Directors, and certain of the Executive Vice Presidents were based on various combinations of earnings per share, earnings, division sales, inventory turn, gross margin, expense control, and strategic initiatives. The amount of the respective bonuses has been based on the achievement of these targets, which, in turn, relate to pre-estab-lished percentages of the respective executive's base salary. Under this plan, executive officers have not received any bonus incentives until the applicable minimum specified performance target was achieved. Bonuses for the fiscal year ended January 31, 2001 were paid only to those executive officers who were subject to targets relating to business unit earnings, division sales, inventory turn, gross margin, expense control and, strategic initiatives.

                        LONG-TERM INCENTIVES. Stock Options. The 1987 Stock Option Plan expired in August 1997. The 1987 Plan authorized granting options to key employees or key managerial personnel of the Company and its subsidiaries. A number of options granted under this Plan remain outstanding. The 1997 Stock Option Plan, adopted for a term of 10 years beginning May 20, 1997, authorizes granting options to employees of the Company and its subsidiaries. Both the 1987 and 1997 Stock Option Plans are administered by the Committee.

                        The option incentive component of the total compensation package is intended to retain and motivate executives to increase total return to Shareholders. Stock options must be granted at no less than the fair market value of the Company's Common Stock and will only have value if the Company's stock price increases from the time of the award. Vesting of options granted before February 1999 occurs only during employment with the Company or a subsidiary upon each anniversary of the award, unless vesting is subject to performance goals established by the Committee in which case a pro rata portion of the option could eventually vest. Vesting of options granted since February 1999 continues after retirement for those persons who do not thereafter compete with the Company during the vesting period.

                        The number of stock options granted to the executive officers named in the Summary Compensation Table is currently determined by the Committee pursuant to a formula without reference to the number of stock options granted previously. Pursuant to the formula, the number of option shares granted has corresponded to the number of underlying Company shares that would produce a value ranging from 49% to 113% of the participant's yearly salary, calculated based on the Black-Scholes formula. Stock options are currently granted to those executives in February of each year. Since the formula is keyed to salary, the performance factors discussed in the Base Salary paragraph also would apply to this compensation component. The Committee reserves the right to change or eliminate the formula at any time.

                        Performance Share Units. The 1997 Stock Option Plan also authorizes granting performance share units to employees of the Company and its subsidiaries. Performance share units entitle the grantee to receive shares of the Company's Common Stock (or cash in lieu thereof) upon the achievement of pre-established performance goals related to comparative shareholder return.

                        Restricted Stock. The 1997 Stock Option Plan authorizes granting shares of restricted stock to employees of the Company and its subsidiaries.

                        Retirement. The Profit Sharing Retirement Plan covers all regular employees of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table. The Board of Directors determines annually an amount to be contributed by the Company to the

                        Profit Sharing Retirement Plan. The Company's contribution is allocated based on a participant's years of service with the Company, with participants receiving an allocation of 0% to 3% of compensation based upon the Company's performance and years of service. For purposes of these allocations, compensation is limited to $170,000 for calendar years 2000 and 2001. Distributions are made in accordance with the Plan's provisions at normal retirement age, or earlier, at termination of employment, death, disability or hardship.

                        The Supplemental Executive Retirement Plan provides retirement benefits to certain senior executives of the Company. This Plan is described in the note to the Pension Plan Table on page 12.

                        Savings. Pursuant to the 401(k) Plan, employees may elect to have the Company pay from 1% to 15% of the employee's compensation, up to a maximum of $10,500 for 2000 and 2001, to the 401(k) Plan instead of paying that amount to the employee. The Company matches 100% of the employee's contribution up to 4% of the employee's compensation. Monies in the account are invested at the direction of the employee among one or more of 10 funds, one of which consists of Common Stock of the Company, or through a brokerage account maintained by the Plan's Trustee. Distributions are made in accordance with the Plan's provisions at normal retirement age, or earlier, at termination of employment, death, disability or hardship.

                        The Executive Deferred Compensation Plan provides a select group of management and highly compensated employees with the opportunity to elect to defer future salary, bonuses and any earned performance share units before these amounts are actually earned. Executives are eligible to participate in the Plan if they earn an annual base salary of at least $85,000. Deferrals are not subject to income taxation until amounts are actually received by the participants upon termination of employment or retirement.

                        COMPENSATION OF THE PRESIDENT AND THE FORMER CHAIRMAN OF THE BOARD OF DIRECTORS

                        The base salary for the President is, and for the former Chairman of the Board of Directors was, determined by the Committee based on overall Company performance. That performance is measured by a number of factors including the Company's earnings, real or perceived retail environment and competitive conditions, performance versus budget, growth in sales, improvement in gross margins and the Committee's assessment of management skills. None of these factors is necessarily given greater weight than any other factor. The base salary of the President was increased on September 1, 2000 from $280,000 (as an Executive Vice President) to $600,000 (as President) to reflect the assumption of new responsibilities. The base salary of the former Chairman of the Board of Directors was $650,000 and was not increased from 1999 to 2000 reflecting business results.

                        The annual bonus incentive for the President was established after his assumption of new responsibilities, and was based on earnings per share. Those targets were not met and the President did not receive any bonus during the fiscal year ended January 31, 2001. The annual bonus incentive for the former Chairman of the Board of Directors was based on earnings per share targets and comparable store sales. Those targets were not met and the former Chairman of the Board of Directors did not receive any bonus during the fiscal year ended January 31, 2001.

                        The President and the former Chairman of the Board of Directors received stock options during the fiscal year ended January 31, 2001 pursuant to the formula used for all other executive officers named in the Summary Compensation Table as previously described.

                        ADDITIONAL INFORMATION

                        The tables under "Compensation of Executive Officers in the Year Ended January 31, 2001" may be found earlier in this Proxy Statement and reflect the decisions covered by the foregoing discussion.

                        Internal Revenue Code Section 162(m) disallows a tax deduction to public corporations for compensation over $1,000,000 paid to the executive officers named in the Summary Compensation Table. The statute exempts qualifying "performance-based compensation" from the deduction limit if certain requirements are met. The Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses to executive officers who may be subject to Section 162(m), in a manner that satisfies those requirements. The Committee reserves the authority to award non-deductible compensation in circumstances that are in the best interests of the Shareholders and the Company.

                         February 21, 2001
                                         COMPENSATION AND STOCK OPTION COMMITTEE
                                         William D. Ruckelshaus, Chair
                                         Enrique Hernandez, Jr.
                                         Ann McLaughlin Korologos
                                         Alfred E. Osborne, Jr.

AUDIT COMMITTEE
REPORT ON THE
FISCAL YEAR ENDED
JANUARY 31, 2001        The Audit Committee is governed by a written charter
                        adopted and approved by the Board of Directors, a copy of which is attached as Appendix A to this Proxy
                        Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the applicable listing standards of the New York Stock
                        Exchange.

                        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The independent auditors and the Company's internal auditors have full access to the Audit Committee and meet with the Audit Committee, with, and on a routine basis, without, management being present, to discuss appropriate matters.

                        Based on the Audit Committee's review of the audited consolidated financial statements, its discussion with management regarding the audited consolidated financial statements, its receipt of written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, its discussions with the independent auditors regarding such auditors' independence, the audited consolidated financial statements, the matters required to be discussed by the Statement on Auditing Standards 61, as amended, and other matters, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended January 31,

                        2001 be included in the Company's Annual Report on Form 10-K for such fiscal year.

                         February 21, 2001
                                         AUDIT COMMITTEE

                                         Ann McLaughlin Korologos, Chair
                                         Enrique Hernandez, Jr.
                                         Alfred E. Osborne, Jr.
                                         William D. Ruckelshaus
                                         Bruce G. Willison

PROPOSAL 2:
RATIFICATION OF
APPOINTMENT OF
AUDITORS The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Deloitte & Touche LLP to be the Company's auditors for the fiscal year ending January 31, 2002. As in the past, the Board has determined that it would be desirable to request ratification of its appointment by the Shareholders of the Company. If the Shareholders do not ratify the appointment of Deloitte & Touche LLP, the appointment of independent public accountants will be reconsidered by the Board. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

                        AUDIT FEES. The aggregate fees billed for professional audit services rendered by Deloitte & Touche LLP for services performed related to the fiscal year ended January 31, 2001 were $578,775. Such fees include attestation services performed for the consolidated financial statements of the Company and the separate financial statements of Nordstrom Credit, Inc., NORDSTROM.com, LLC and Faconnable SAS, and reviews of the interim financial information of the Company and Nordstrom Credit, Inc. and their respective Forms 10-K and 10-Q.

                        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Deloitte & Touche LLP did not provide the Company any financial information systems design and implementation services for the fiscal year ended January 31, 2001.

                        ALL OTHER FEES. The aggregate fees billed for services rendered by Deloitte & Touche LLP, other than for audit services and financial information systems design and implementation services, for the fiscal year ended January 31, 2001 were $1,607,430. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.

                        The Board of Directors recommends a vote FOR ratification of Deloitte & Touche LLP as auditors for the Company.

STOCK PRICE PERFORMANCE PERFORMANCE GRAPH

                        The following graph compares for each of the last five
                        fiscal years, ending January 31, 2001, the cumulative
                        total return of Company Common Stock, Standard & Poor's
                        500 Composite Index, and Standard & Poor's Retail Store
                        Composite. The cumulative total return of Company Common
                        Stock assumes $100 invested on January 31, 1996 in
                        Nordstrom, Inc. Common Stock and assumes reinvestment of
[PERFORMANCE GRAPH]     dividends.

                                                                              S&P RETAIL COMPOSITE          S&P 500 COMPOSITE
                                                     NORDSTROM, INC.                  INDEX                       INDEX
                                                     ---------------          --------------------          -----------------
1996                                                       100                         100                         100
1997                                                        96                         118                         124
1998                                                       133                         173                         154
1999                                                       219                         281                         201
2000                                                       117                         280                         219
2001                                                       111                         298                         215

COMPENSATION OF
DIRECTORS               Employee directors of the Company are not paid any fees
                        for serving as members of the Board of Directors or any Board committee. Non-employee directors are paid a yearly retainer of $29,000, a fee of $1,000 for each Board of Directors meeting attended, a fee of $1,000 for each Board committee meeting attended, and are reimbursed for reasonable traveling expenses.

                        Pursuant to the 1993 Non-Employee Director Stock Incentive Plan, immediately following each Annual Meeting of Shareholders, non-employee directors also receive that number of shares of Company Common Stock having a fair market value of $10,000, plus a $4,000 cash award to offset tax obligations attributable to the stock award.

                        Additionally, as compensation for his services as lead outside director, Enrique Hernandez, Jr. was granted 25,000 Nordstrom stock units on November 21, 2000 under the Director's Deferred Compensation Plan. The value of these units on the date of the grant was $200,781 calculated using the Black-Scholes formula. Mr. Hernandez also may use a Company airplane up to four times a year for domestic travel, and was awarded an extra payment of $1,000 for his participation in the August 2000 management restructuring.

                        John A. McMillan, Bruce A. Nordstrom and John N. Nordstrom also each received a fee of $50,000 during the fiscal year ended January 31, 2001 for consulting services rendered.

CERTAIN RELATIONSHIPS
AND RELATED
TRANSACTIONS            During the fiscal year ended January 31, 2001, the
                        Company leased an airplane from JBW Aircraft Leasing
                        Company, Inc. ("JBW"), of which John N. Nordstrom, Bruce
                        A. Nordstrom and D. Wayne Gittinger are the sole shareholders. During that year, the Company made lease payments to JBW of $78,870. Also during that year, JBW made payments to the Company of $93,880 for hangar rent and maintenance services.

                        During the fiscal year ended January 31, 2001, the net amount of payments made to the Company by JW Limited, of which John N. Nordstrom and D. Wayne Gittinger are the sole shareholders, was $40,945 for hangar rent and maintenance services.

                        On June 15, 1999, Llynn (Len) A. Kuntz, an Executive Vice President of the Company, executed a promissory note in favor of the Company evidencing a loan in the original amount of $150,000 (with interest at the rate of 7.75%) to facilitate his purchase of a home. The maximum amount of indebtedness during the fiscal year ended January 31, 2001, was $162,026.

                        On June 15, 1999, Geevy S.K. Thomas, an Executive Vice President of the Company, executed a promissory note in favor of the Company evidencing a loan in the original amount of $150,000 (with interest at the rate of 7.75%) to facilitate his purchase of a home. The maximum amount of indebtedness during the fiscal year ended January 31, 2001, was $162,026.

                        D. Wayne Gittinger's stepson was employed by the Company during part of the fiscal year ended January 31, 2001, at a total compensation of $126,967, which included $54,403 in salary and $72,564 in severance pay.

                        Bruce A. Nordstrom's son, Erik B. Nordstrom, an Executive Vice President of the Company, was employed by the Company during the fiscal year ended January 31, 2001, at a total compensation of $339,936.

                        John N. Nordstrom's son was employed by the Company during part of the fiscal year ended January 31, 2001, at a total compensation of $71,582.

                        The spouse of James R. O'Neal, an Executive Vice President of the Company, was employed by the Company during the fiscal year ended January 31, 2001, at a total compensation of $203,260.

                        The spouse of Llynn (Len) A. Kuntz, an Executive Vice President of the Company, was employed by the Company during the fiscal year ended January 31, 2001, at a total compensation of $268,507.

PROPOSAL 3: SHAREHOLDER
PROPOSAL REGARDING
EXECUTIVE COMPENSATION  Carpenters Combined Benefits Funds of Massachusetts, 350
                        Fordham Road, Suite 4, Wilmington, Massachusetts, has notified the Company that it intends to present the following Proposal at the Annual Meeting:

                        "RESOLVED, that the shareholders of Nordstrom, Inc. (the "Company") hereby request that the Company's Board of Directors take the necessary steps to establish a performance-based senior executive compensation system that focuses the five most highly-paid members of management on advancing the long-term success of the Company. To demonstrate that such steps have been taken, we request that the Compensation Committee Report included in the company's annual report to shareholders identify specific performance criteria and explain why they have been selected; the specific target level that must be achieved to satisfy that performance criteria; and rank each performance factor in order of importance, as well as identify the weight attached to each factor.

                        SUPPORTING STATEMENT

                        The long-term success of the Company depends on the ability of the board of directors and senior management to establish and implement a strategic plan that ensures the Company's long-term success. This strategic plan must meet the needs of the Company's customers, recognize the important contributions of its employees, accept the Company's responsibility to associate itself with responsible vendors and suppliers, and satisfy all legal and ethical responsibilities to the Company's immediate and broader community.

                        Senior management must be keenly focused on fulfilling these strategic plans. The best way to ensure proper focus is through a performance-based executive compensation system that generously rewards superior performance. Specific financial and non-financial performance criteria should be selected to focus the five most highly-paid members of management on advancing the long-term success of the Company.

                        This system must be transparent, justifiable and challenging to focus senior management and the rest of the Company. Accountability must be the cornerstone of the system. Such a system would serve to motivate senior management and all other employees throughout the ranks.

                        Too often, though, as is the case at our Company, the executive compensation system rewards average or below average performance and does not motivate senior management to excel. Rather than challenging them to achieve superior performance, enormous compensation packages, including massive stock option grants, effectuate significant and unjustifiable transfer of wealth from shareholders to managers. Such a system is not in shareholders' interest.

                        Consider our Company. Its stock performance over the past five year period has significantly lagged the S&P Retail Composite Index and S&P 500 Index. An investment of $100 in the Company, the S&P Retail Index, and the S&P 500 Index on January 31, 1995, was worth $115, $298, and $296, respectively, five years later. Despite this weak performance, senior management has received very large compensation packages during this period.

                        The current Compensation Committee report does not adequately detail how the Company's executive compensation system focuses senior management on achieving long-term success.

                        Adoption of this proposal would advance a senior management compensation system that promotes accountability, ensures management is rewarded for excellent performance, not average results, and focuses management and all employees on achieving long-term success.

                        We urge you to vote for this proposal."

                        THE COMPANY'S STATEMENT IN OPPOSITION

                        The Company has adopted an executive compensation program (the "Program") consisting of three components, each of which furthers a differing objective, but all of which together are intended to serve the Company's value-based management approach by more closely aligning the Company's compensation program with increasing value for shareholders. Pursuant to the Program, compensation is composed of base salary, annual bonus incentives, and long-term incentives, the formulation of each of which is described in some detail in the report of the Compensation and Stock Option Committee above.

                        Under the Program, adjustments to base salary, if any, are made annually, based on the Committee's view of how the management team and the respective individual contribute to the overall performance of the Company. Overall performance of the Company is measured by a number of factors including performance versus budget, improvement in gross margins, and the Committee's assessment of management skills. All of these factors are equally weighted. Finally, for comparison purposes, the Committee also reviews the median base salaries for competitors in the specialty retailing field.

                        Annual bonus incentives are intended to focus Company management on achieving specifically targeted performance goals. Such goals may include earnings, earnings per share, division sales, inventory turns and gross margins. The amount of bonus incentive compensation awarded is based upon the Committee's assessment of the successful attainment of these pre-established performance goals, and is calculated as a function of the respective executive's base salary.

                        Long-term incentives are administered pursuant to shareholder-approved stock plans and allow the award of compensation in the form of stock options, performance share units, and restricted stock. Stock options may only be awarded at fair market value. Accordingly, such awards have value only to the extent that the stock price increases. Performance share units entitle the employee to receive shares of Nordstrom stock (or cash, at the employee's discretion) upon the achievement of certain pre-established performance goals enumerated in the Company's shareholder-approved 1997 Stock Option Plan. All performance share units granted to date entitle the employee to receive stock or cash only, based on the achievement of pre-established performance goals related to the performance of Nordstrom stock compared to the performance of eleven similarly situated companies which the Company considers to be its principal competitors. Restricted stock is granted in very limited circumstances, and only one award of restricted stock is currently outstanding.

                        Since the Company already has in place a compensation structure that is performance-based in nature and structured around objective performance criteria, the Company believes that no alteration to the existing compensation structure is warranted. Additionally, the Committee's report contained in the Company's proxy statement already describes this performance-based compensation system as required by the Securities and Exchange Commission's disclosure rules. Under those rules, the Committee's report is required to address factors and criteria upon which executive officers' compensation is based. Those same guidelines, however, specifically state that the Company is not required to disclose specific target levels in the context of quantitative or qualitative performance-related factors and, for competitive reasons, the Company has chosen not to disclose such target levels.

                        Accordingly, the Board of Directors of the Company recommends that you vote AGAINST this Proposal.

PROPOSAL 4:
SHAREHOLDER PROPOSAL
REGARDING VENDOR
STANDARDS               Domini Social Investments, 536 Broadway, 7th Floor, New
                        York, New York 10012 and Walden Asset Management, 40
                        Court Street, Boston, Massachusetts 02108, have notified the Company that they intend to present the following
                        Proposal at the Annual Meeting:

                        "WHEREAS: Consumers and shareholders continue to be seriously concerned about whether low wages and abusive working conditions exist in facilities where the products they buy are produced or assembled.

                        U.S.-based companies are importing more goods from countries where working conditions fall far below basic standards of fair and humane treatment. Our company purchases goods produced in countries like China where human rights abuses and unfair labor practices have been well documented. (U.S. State Department's "China Country Report on Human Rights Practices -- 1998")

                        A growing number of students have called on their universities to adopt codes of conduct to make sure clothing sold in university stores is made under humane conditions. Students have pressed for a living wage, upholding the rights of women in the workplace, public disclosure of conditions in factories and transparency in reporting, and verification of compliance by organizations that are independent of companies. ("Sweatshop Reform," Business Week, 5/3/99)

                        Our company should take effective action to ensure it does not and will not do business with suppliers who manufacture items for sale using forced labor, convict labor, or illegal child labor, or who fail to satisfy all applicable standards and laws protecting their employees' wages, benefits, working conditions, freedom of association and other rights.

                        Reports that overseas suppliers are exploiting workers may damage our company's reputation and generate a consumer backlash. We believe our company needs to support the right of workers to organize and bargain collectively any place they operate. Our company should demonstrate enforcement of its code by developing independent monitoring programs with local, respected religious, human rights or labor rights groups to ensure compliance with its vendor standards and assure consumers that products are not made under abusive labor conditions.

                        In an effort to improve the quality of life of workers who make its products, our company should investigate implementing ongoing wage adjustments, ensuring that workers have adequate purchasing power and a sustainable living wage. Wage adjustments would add little to overall production costs while contributing to productivity. In addition, our company, rather than terminating contracts, needs to establish incentives to encourage its suppliers and vendors to raise labor standards.

                        Resolved: Shareholders request the Board of Directors to prepare at reasonable expense a report on Vendor Standards compliance mechanisms and progress in achieving compliance for its vendors, subcontractors and buying agents in the countries where it sources. A summary of the results should be reported to shareholders by October 2001.

                        SUPPORTING STATEMENT

                        To be effective, enforcement of company codes must be carefully monitored. The Gap, Inc. has participated in an independent monitoring process in El Salvador with respected religious and human rights and labor rights institutions for the past four years. Other companies have begun to develop independent monitoring programs in conjunction with local non-government organizations. Through the use of independent monitoring, consumers and investors can have greater confidence that the company's code of vendor conduct is enforced, protecting the company from negative publicity associated with the discovery of sweatshop practices."

                        THE COMPANY'S STATEMENT IN OPPOSITION

                        The Company has adopted a multi-step approach with the goal of ensuring that the facilities operated by its vendors, subcontractors, and buying agents adhere to a high degree of ethical labor standards, provide a safe and healthy working environment, do not engage in discriminatory practices or violate basic human rights, and comply with all applicable employment laws with respect to wages and overtime. Since 1994, the Company has attempted to distribute the Nordstrom Partnership:
                        Standards and Business Practice Guidelines (the "Guidelines") to all existing and new vendors. The Guidelines apply to both domestic and overseas vendors. The code of conduct has been translated into several foreign languages for posting at the various facilities operated by Nordstrom's contractors.

                        The Guidelines, which are derived from the International Labour Organization standards, state that Nordstrom expects its vendors to comply with all applicable wage, hour and overtime laws, follow fair employment practices, comply with environmental standards, and provide a safe work environment. The Guidelines also specifically forbid the use of child, prison, or other forced labor. Nordstrom routinely reviews the Guidelines to determine whether modifications are appropriate in light of new developments.

                        In order to ensure compliance with the Guidelines and applicable laws by vendors who manufacture private label goods for Nordstrom: (i) vendors, subcontractors, and buying agents must confirm in writing that they will comply with the Guidelines prior to the initial placement of production; (ii) Nordstrom representatives review the Company's code of conduct and quality standards in person with manufacturers; and (iii) Nordstrom personnel and/or third parties conduct random announced and unannounced on-site inspections where they audit compliance with the Guidelines, including working environment, age of employees, and compliance with applicable laws. Nordstrom's corrections program for suppliers found to be in violation of the Guidelines varies depending upon the severity of the violation. The Company's first and foremost priority is to educate its suppliers on the importance of the Company's Partnership Guidelines and guide them into full compliance. In the event of a major violation such as forced labor, etc. Nordstrom may choose to cancel outstanding orders, terminate the contract, and/or pursue legal action.

                        As with any other matter which might be of interest to Shareholders, the Company is always ready and willing to discuss Nordstrom's approach to the matters raised in this shareholder proposal with any interested Shareholder and to provide interested Shareholders with non-confidential information maintained by the Company. More specifically, Nordstrom reasonably responds to inquiries from customers, Shareholders, and other concerned citizens regarding the matters raised in the Proposal.

                        Nordstrom also has issued press releases regarding the Guidelines, vendor standards, and compliance efforts providing information on who to contact with further questions. Nordstrom will continue to make information con-cerning its policies, procedures, and practices directly available to its Shareholders.

                        In that regard, to make Nordstrom's policy regarding the matters underlying this Shareholder Proposal even more clear to Shareholders, Nordstrom has included a disclosure in its Annual Report disseminated to all Shareholders with its 2001 Proxy Materials assuring Shareholders that Nordstrom is always ready and willing to discuss matters of concern to Shareholders, including its vendor standards compliance mechanisms and progress in achieving compliance.

                        Since Nordstrom has made and will continue to make information regarding its vendor standards compliance mechanisms and progress in achieving compliance reasonably available to inquiring Shareholders, the Company believes that no such report is necessary.

                        Accordingly, the Board of Directors of the Company recommends that you vote AGAINST this Proposal.

PROPOSAL 5: SHAREHOLDER
PROPOSAL REGARDING
HUMAN RIGHTS            The New York City Police Pension Fund, through the
                        Comptroller of the City of New York, 1 Centre Street,
                        New York, New York 10007, has notified the Company that it intends to present the following Proposal at the Annual Meeting:

                        "Whereas, Nordstrom, Inc. currently has extensive overseas operations, and

                        Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of some U.S.-based corporations has led to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations, and

                        Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

                        Whereas, a number of corporations have implemented independent monitoring pilot programs with respected local human rights and religious organizations to strengthen compliance with international human rights norms in selected supplier factories, and

                        Whereas, the Council on Economic Priorities has established a program of independent monitoring known as the SA8000 Social Accountability Standards, and

                        Whereas, these standards incorporate the conventions of the International Labor Organization (ILO) on workplace human rights which include the following principles:

                             (1) All workers have the right to form and join
                                 trade unions and to bargain collectively. (ILO Conventions 87 and 98)

                             (2) Workers representatives shall not be the
                                 subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

                             (3) There shall be no discrimination or
                                 intimidation in employment. Equality of
                                 opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and 111)

                             (4) Employment shall be freely chosen. There shall
                                 be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105)

                             (5) There shall be no use of child labor. (ILO
                                 Convention 138), and,

                        Whereas, independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained,

                        Therefore, be it resolved that the company commit itself to the full implementation of the aforementioned human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards."

                        THE COMPANY'S STATEMENT IN OPPOSITION

                        The Company has adopted a multi-step approach with the goal of ensuring that the facilities operated by its vendors, subcontractors, and buying agents adhere to a high degree of ethical labor standards, provide a safe and healthy working environment, do not engage in discriminatory practices or violate basic human rights, and comply with all applicable employment laws with respect to wages and overtime. Since 1994, the Company has attempted to distribute the Nordstrom Partnership:
                        Standards and Business Practice Guidelines (the "Guidelines") to all existing and new vendors. The Guidelines apply to both domestic and overseas vendors. The code of conduct has been translated into several foreign languages for posting at the various facilities operated by Nordstrom's contractors.

                        The Guidelines which are derived from the International Labour Organization standards state that Nordstrom expects its vendors to comply with all applicable wage, hour and overtime laws, follow fair employment practices, comply with environmental standards, and provide a safe work environment. The Guidelines also specifically forbid the use of child, prison, or other forced labor. Nordstrom routinely reviews the Guidelines to determine whether modifications are appropriate in light of new developments.

                        In order to ensure compliance with the Guidelines and applicable laws by vendors who manufacture private label goods for Nordstrom: (i) vendors, subcontractors, and buying agents must confirm in writing that they will comply with the Guidelines prior to the initial placement of production; (ii) Nordstrom representatives review the Company's code of conduct and quality standards in person with manufacturers; and (iii) Nordstrom personnel and/or third parties conduct random announced and unannounced on-site inspections where they audit compliance with the Guidelines, including working environment, age of employees, and compliance with applicable laws. Nordstrom's corrections program for suppliers found to be in violation of the Guidelines varies depending upon the severity of the violation. The Company's first and foremost priority is to educate its suppliers on the importance of the Company's Partnership Guidelines and guide them into full compliance. In the event of a major violation such as forced labor, etc. Nordstrom may choose to cancel outstanding orders, terminate the contract, and/or pursue legal action.

                        The Company believes that the provisions of its Guidelines, implemented through the above multi-step approach to ensure compliance, substantially comply with the spirit of SA8000, the underlying conventions of the International Labour Organization and independent monitoring program that are the subject of the proponent's proposal. In that regard, Nordstrom is currently in the process of again studying the provisions of SA8000 as well as the Code of Conduct of the Fair Labor Association.

                        Accordingly, the Board of Directors of the Company urges you to vote AGAINST this proposal.

COMPLIANCE WITH
SECTION 16 OF THE
EXCHANGE ACT OF 1934    Based solely on its review of copies of reports made
                        pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during the fiscal year ended January 31, 2001, all filing requirements applicable to its directors, executive officers, and 10 percent shareholders were satisfied, except that Dale
                        Cameron (Crichton) filed one report late.

OTHER MATTERS           The Board of Directors of the Company knows of no other
                        matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS
FOR 2002 ANNUAL
MEETING Proposals for Shareholder action that eligible Shareholders wish to have included in the Company's Proxy Statement mailed to Shareholders in connection with the Company's 2002 Annual Meeting must be received by the Company at its principal executive offices at 1617 Sixth Avenue, Seattle, Washington, 98101-1742, on or before December 12, 2001.

                        By order of the Board of Directors,
                        /s/ N. CLAIRE CHAPMAN

                        N. Claire Chapman
                        Secretary
                        Seattle, Washington
                        April 11, 2001

                                   APPENDIX A
                                NORDSTROM, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

PURPOSE AND SCOPE

The primary function of the Audit Committee of the Board of Directors (the "Committee") is to assist the Board in fulfilling its oversight responsibilities with respect to:

     1. Accounting and financial reporting,

     2. Assessment and management of risk and the internal controls environment, and

     3. Compliance with laws and regulations.

AUTHORITY

In fulfilling its responsibilities, the Committee may:

     1. Conduct or authorize investigations into any relevant matters,

     2. Access Company records and information, and

     3. Retain counsel, accountants, or others as needed.

COMMITTEE COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS

 1. Member Requirements. Audit Committee members shall meet the requirements of the New York Stock Exchange (NYSE) as follows:

     - Number of Directors. The Committee shall consist of at least three directors.

     - Independent Directors Only. As defined by the NYSE.

     - Finance/Accounting Qualifications. All Committee members shall be generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise.

 2. Committee Appointment. The Committee and its Chairperson shall be appointed annually by the Board of Directors and members' independence shall be confirmed by the Board during the appointment process.

 3. Meeting Frequency. The Committee shall meet at least four times per year, or more often as deemed necessary by the Chairperson.

 4. Meeting Attendees. In addition to the Committee members, the Committee may ask that members of management, Internal Audit, the Company's independent auditors, or others be present at Committee meetings.

 5. Minutes. Minutes of each meeting shall be prepared by the designee of the Chairperson of the Committee. Draft minutes shall be distributed to Committee members, as soon as practicable after each meeting, for approval at the next meeting of the Committee. The approved minutes shall be provided to the Secretary of the Company for retention with the permanent records of the Company.

 6. Private Communications. At the Committee meetings, there will be an opportunity for Committee members to have private communication with management, the internal auditors and the independent auditors.

 7. Reporting to the Board. The Chairperson or his or her designee will report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

 8. Audit Committee Charter Update and Disclosure. The Committee shall, at least annually, review its Charter and, if appropriate, propose revisions to the full Board of Directors for approval.

     - Proxy Statement Disclosure -- The Charter shall be published in the Company's proxy statement at least once every three years in accordance with Securities and Exchange Commission regulations.

 9. Annual NYSE Certification Letter. As required by the NYSE, the Committee shall annually submit a certification letter to the NYSE confirming members meet financial qualifications, the Board confirmed members' independence, and the Committee reevaluated its Charter within the last year.

10. Independent Auditor Appointment. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders. The Committee shall have the authority to evaluate and, where appropriate, recommend replacement of the independent auditor. Annually, the Committee shall recommend to the Board the appointment of a firm of Certified Public Accountants to serve as the Company's independent auditors. The appointment by the Board shall be subject to shareholder ratification.

11. Independent Auditor Independence. The Committee shall require from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to reasonably assure the independence of the auditor.

12. Internal Audit Director Appointment. The Committee shall review and approve the appointment, replacement or dismissal of the Director of Internal Audit.

CORPORATE ACCOUNTING AND FINANCIAL REPORTING

 1. Accounting Principles and Financial Reporting Policies. The Committee will review with financial management and approve the Company's significant accounting and reporting policies and any changes thereto. The Committee will periodically discuss with the independent auditor their judgments about the quality of the Company's accounting principles as applied in its financial reporting, including such matters as the clarity of disclosures, the degree of aggressiveness or conservatism of the Company's accounting principles and other significant matters of judgment.

 2. Financial Controls. The Committee will review financial controls with management and assess the internal processes for determining and managing key risk areas to safeguard assets and provide appropriate assurance of accurate financial reporting.

 3. Quarterly Financial Statements and Independent Auditor's Review. The Committee will review with financial management and the independent auditors the Company's quarterly financial statements prior to the filing of Form 10-Q. The Committee will discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants, Statement on Auditing Standards Number 61 (AICPA SAS
    61).

 4. Annual Financial Statements and Independent Auditor's Audit Results. Prior to filing form 10K, the Committee will discuss the annual financial report and audit results with financial management and the independent auditors. The Committee will discuss with the independent auditors those matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     - Annual Financial Statement Recommendation to the Board. Based on its review, the Committee will recommend to the Board the inclusion of the Company's audited financial statements in the annual report on Form 10-K.

 5. Proxy Disclosure -- Annual Audit Committee Report to Shareholders. The Committee will annually prepare a report for inclusion in the proxy statement.

RISK ASSESSMENT, INTERNAL CONTROLS AND LEGAL MATTERS

 1. Independent Auditor's Plan and Fees. The Committee will review with the independent auditors their risk assessment, scope and approach, and related fees, for the annual examination. The Committee will also review the nature of and fees for all other professional services provided to the Company by the independent auditor or its affiliates.

 2. Internal Audit. The Committee will review, with internal audit, the process used to assess risks, and develop appropriate annual plans. The Committee will consider and review any difficulties encountered in the course of internal audit work. The Committee will review any significant changes to the internal audit plan.

 3. Significant Control Weaknesses. The Committee will consider and review with the independent auditors, internal audit and management, any significant control weaknesses, including management's timetable and corrective action plans.

 4. Legal Matters. The Committee will review with management and counsel, any legal matters that could have a material impact on the Company's financial statements and the Company's compliance with applicable laws and regulations, including reports received from regulators or governmental agencies.

                                 NORDSTROM LOGO

                         Printed on 25% Recycled Fiber

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 NORDSTROM, INC.
                1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1742

         By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and
N. Claire Chapman, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 15, 2001, at 11:00 a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1742, and any adjournment thereof, with all power the Shareholder would possess if personally present.

         This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1 and 2, and, if they are presented, against proposals 3, 4, and 5, and will be voted in accordance with the discretion of the proxies upon all other matters that may come before the meeting or any adjournment thereof.


         Please mark, date, sign, and return this proxy card promptly using the enclosed postage-paid envelope.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

         DEAR NORDSTROM PROFIT SHARING AND 401(k) PLAN PARTICIPANT:


         Since you have a portion of your Nordstrom Profit Sharing and 401(k) Plan account invested in the Nordstrum Stock Fund, you have the right to vote the shares on Nordstrom stock held for your account. This same proxy and voting information is furnished to all Nordstrom Shareholders.


         The Trustee of the Nordstrom Profit Sharing and 401(k) Retirement Trust is Putnam Fiduciary Trust Company, which holds the stock on your behalf, will receive your signed proxy and instructions, as well as those made by other participants, and cast the resulting vote on behalf of the Fund. YOUR VOTE WILL BE KEPT IN STRICT CONFIDENCE BY THE TRUSTEE.


         YOUR VOTE IS IMPORTANT. Please return only this proxy card in the enclosed envelope. PLEASE DO NOT COMBINE THIS PROXY WITH ANY OTHER PROXY CARDS YOU MAY RECEIVE AS THEY MAY BE TABULATED BY A DIFFERENT SYSTEM. You must execute and return this proxy card if you wish to vote these shares. If you do not vote the shares held in your Plan account, then they will be voted by Wells Fargo Bank, N.A., in its discretion, as independent fiduciary.


         NORDSTROM

                                                           Please mark
                                                           your votes as  [X]
                                                           indicated in
                                                           this example


Management Recommends a vote FOR             FOR all nominees            WITHHOLD
all nominees.                             (except as indicated to    AUTHORITY to vote
                                            the contrary below)       for all nominees
PROPOSAL 1 - ELECTION OF DIRECTORS                 [  ]                     [  ]

D. W. Gittinger; E. Hernandez, Jr.; J. A. McMillan;
B. A. Nordstrom; J. N. Nordstrom; A. E. Osborne, Jr.;
W. D. Ruckelshaus; B. G. Willison; A. A. Winter

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

______________________________________

                                                                                   FOR       AGAINST       ABSTAIN
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS                               [  ]        [  ]          [  ]

Management Recommends a vote FOR Proposal 2.                                       [  ]        [  ]          [  ]

PROPOSAL 3 - SHAREHOLDER PROPOSAL REGARDING PERFORMANCE-BASED EXECUTIVE
COMPENSATION Management Recommends a vote AGAINST Proposal 3.                      [  ]        [  ]          [  ]

PROPOSAL 4 - SHAREHOLDER PROPOSAL REGARDING VENDOR STANDARDS COMPLIANCE
MECHANISMS Management Recommends a vote AGAINST Proposal 4.                        [  ]        [  ]          [  ]

PROPOSAL 5 - SHAREHOLDER PROPOSAL REGARDING GLOBAL HUMAN RIGHTS STANDARDS
Management Recommends a vote AGAINST Proposal 5.                                   [  ]        [  ]          [  ]


                                    IN THEIR DISCRETION, THE PROXIES ARE
                                    AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS
                                    AS MAY PROPERLY COME BEFORE THE MEETING. The
                                    Board of Directors at present knows of no other matters to be brought before the meeting.


Signature(s)__________________________________________ Dated _____________, 2001

PLEASE SIGN AS YOUR NAME APPEARS ON THIS PROXY. Joint signers should each sign. Trustees, Guardians, Personal and other Representatives, please indicate your full title.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

         NORDSTROM.COM - THERE'S ALWAYS A STORE NEAR YOU.


         At Nordstrom, we want to ensure that customers find shopping with us as convenient and rewarding as possible. This is the very reason we launched NORDSTROM.com. With NORDSTROM.com, there is always a store near you. In addition to our 121 stores across the nation, you can shop online at www.nordstrom.com or through our catalogs to find the look that's just right for you. Let us keep you posted on all promotions, events and sales - log on and register at www.nordstrom.com or call 1-888-282-6060 to receive our catalogs.


         At NORDSTROM.com, you can purchase great merchandise, learn about our Company history, and review important shareholder information such as news releases, daily stock quotes, annual reports - even web casts of our quarterly conference calls discussing the latest financial results
         - all from the comfort of your home or office. Of course we value and welcome your feedback. If you have any comments regarding our web site or catalogs, please email us at contact@nordstrom.com or call us at 1-888-282-6060.


         NORDSTROM

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 NORDSTROM, INC.
                1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1742

         By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and
N. Claire Chapman, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 15, 2001, at 11:00 a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1742, and any adjournment thereof, with all power the Shareholder would possess if personally present.

         This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1 and 2, and, if they are presented, against proposals 3, 4, and 5, and will be voted in accordance with the discretion of the proxies upon all other matters that may come before the meeting or any adjournment thereof.

         Please mark, date, sign, and return this proxy card promptly using the enclosed postage-paid envelope.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

         DIRECT DEPOSIT OF DIVIDEND


         Nordstrom is pleased to offer its shareholders of record the ability to have quarterly dividends electronically deposited. This service is provided at no cost to you and enables you to have your dividends deposited in an account at the financial institution of your choice.


         The advantages of having your dividend payment electronically deposited include: the availability of funds, the elimination of a trip to the bank, and no possibility of a stolen or lost check.


         If you wish to take advantage of this service, then please contact Mellon Investor Services LLC at www.mellon - investor.com or call them at 1-800-318-7045.


         NORDSTROM

                                                          Please mark
                                                          your votes as   [X]
                                                          indicated in
                                                          this example


Management Recommends a vote FOR                   FOR all nominees                WITHHOLD
all nominees.                                  (except as indicated to         AUTHORITY to vote
                                                  the contrary below)          for all nominees
PROPOSAL 1 - ELECTION OF DIRECTORS                       [  ]                         [  ]

D. W. Gittinger; E. Hernandez, Jr.; J. A. McMillan;
B. A. Nordstrom; J. N. Nordstrom; A. E. Osborne, Jr.;
W. D. Ruckelshaus; B. G. Willison; A. A. Winter

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

                                                                                           FOR       AGAINST      ABSTAIN
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS
Management Recommends a vote FOR Proposal 2.                                               [  ]        [  ]         [  ]

PROPOSAL 3 - SHAREHOLDER PROPOSAL REGARDING PERFORMANCE - BASED EXECUTIVE
COMPENSATION Management Recommends a vote AGAINST Proposal 3.                              [  ]        [  ]         [  ]

PROPOSAL 4 - SHAREHOLDER PROPOSAL REGARDING VENDOR STANDARDS COMPLIANCE
MECHANISMS Management Recommends a vote AGAINST Proposal 4.                                [  ]        [  ]         [  ]

PROPOSAL 5 - SHAREHOLDER PROPOSAL REGARDING GLOBAL HUMAN RIGHTS STANDARDS
Management Recommends a vote AGAINST Proposal 5.                                           [  ]        [  ]         [  ]

                                    IN THEIR DISCRETION, THE PROXIES ARE
                                    AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS
                                    AS MAY PROPERLY COME BEFORE THE MEETING. The
                                    Board of Directors at present knows of no other matters to be brought before the meeting.

Signature(s)_______________________________________________ Dated _________,2001
PLEASE SIGN AS YOUR NAME APPEARS ON THIS PROXY. Joint signers should each sign. Trustees, Guardians, Personal and other Representatives, please indicate your full title.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

         NORDSTROM.COM - THERE'S ALWAYS A STORE NEAR YOU.


         At Nordstrom, we want to ensure that customers find shopping with us as convenient and rewarding as possible. This is the very reason we launched NORDSTROM.com. With NORDSTROM.com, there is always a store near you. In addition to our 121 stores across the nation, you can shop online at www.nordstrom.com or through our catalogs to find the look that's just right for you. Let us keep you posted on all promotions, events and sales - log on and register at www.nordstrom.com or call 1-888-282-6060 to receive our catalogs.


         At NORDSTROM.com, you can purchase great merchandise, learn about our Company history, and review important shareholder information such as news releases, daily stock quotes, annual reports - even web casts of our quarterly conference calls discussing the latest financial results
         - all from the comfort of your home or office. Of course we value and welcome your feedback. If you have any comments regarding our web site or catalogs, please email us at contact@nordstrom.com or call us at 1-888-282-6060.


         NORDSTROM

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 NORDSTROM, INC.
                1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1742

         By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and
N. Claire Chapman, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 15, 2001, at 11:00 a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1742, and any adjournment thereof, with all power the Shareholder would possess if personally present.

         This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1 and 2, and, if they are presented, against proposals 3, 4, and 5, and will be voted in accordance with the discretion of the proxies upon all other matters that may come before the meeting or any adjournment thereof.

         Please mark, date, sign, and return this proxy card promptly using the enclosed postage-paid envelope.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------


         DEAR NORDSTROM.com 401(k) PLAN PARTICIPANT:


         Since you have a portion of your NORDSTROM.com 401(k) Plan account invested in the Nordstrum Stock Fund, you have the right to vote the shares on Nordstrom stock held for your account. This same proxy and voting information is furnished to all Nordstrom Shareholders.


         The Trustee of the NORDSTROM.com 401(k) Plan Trust is Putnam Fiduciary Trust Company, which holds the stock on your behalf, will receive your signed proxy and instructions, as well as those made by other participants, and cast the resulting vote on behalf of the Fund. YOUR VOTE WILL BE KEPT IN STRICT CONFIDENCE BY THE TRUSTEE.


         YOUR VOTE IS IMPORTANT. Please return only this proxy card in the enclosed envelope. Please do not combine this proxy with any other proxy cards you may receive as they may be tabulated by a different system. You must execute and return this proxy card if you wish to vote these shares. If you do not vote the shares held in your Plan account, then they will be voted as determined appropriate by the Nordstrom.com Retirement Committee.


         NORDSTROM

                                                         Please mark
                                                         your votes as   [X]
                                                         indicated in
                                                         this example


Management Recommends a vote FOR                     FOR all nominees             WITHHOLD
all nominees.                                     (except as indicated to     AUTHORITY to vote
                                                    the contrary below)        for all nominees
PROPOSAL 1 - ELECTION OF DIRECTORS                        [   ]                     [   ]

D. W. Gittinger; E. Hernandez, Jr.; J. A. McMillan;
B. A. Nordstrom; J. N. Nordstrom; A. E. Osborne, Jr.;
W. D. Ruckelshaus; B. G. Willison; A. A. Winter

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

_______________________________________


                                                                                       FOR       AGAINST      ABSTAIN
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS Management Recommends a
vote FOR Proposal 2.                                                                   [  ]        [  ]         [  ]

PROPOSAL 3 - SHAREHOLDER PROPOSAL REGARDING PERFORMANCE - BASED EXECUTIVE
COMPENSATION Management Recommends a vote AGAINST Proposal 3.                          [  ]        [  ]         [  ]

PROPOSAL 4 - SHAREHOLDER PROPOSAL REGARDING VENDOR STANDARDS COMPLIANCE
MECHANISMS Management Recommends a vote AGAINST Proposal 4.                            [  ]        [  ]         [  ]

PROPOSAL 5 - SHAREHOLDER PROPOSAL REGARDING GLOBAL HUMAN RIGHTS STANDARDS
Management Recommends a vote AGAINST Proposal 5.                                       [  ]        [  ]         [  ]


                                    IN THEIR DISCRETION, THE PROXIES ARE
                                    AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS
                                    AS MAY PROPERLY COME BEFORE THE MEETING. The
                                    Board of Directors at present knows of no other matters to be brought before the meeting.

Signature(s)______________________________________________ Dated _________, 2001
PLEASE SIGN AS YOUR NAME APPEARS ON THIS PROXY. Joint signers should each sign. Trustees, Guardians, Personal and other Representatives, please indicate your full title.

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

         NORDSTROM.com - THERE'S ALWAYS A STORE NEAR YOU.


         At Nordstrom, we want to ensure that customers find shopping with us as convenient and rewarding as possible. This is the very reason we launched NORDSTROM.com. With NORDSTROM.com, there is always a store near you. In addition to our 121 stores across the nation, you can shop online at www.nordstrom.com or through our catalogs to find the look that's just right for you. Let us keep you posted on all promotions, events and sales - log on and register at www.nordstrom.com or call 1-888-282-6060 to receive our catalogs.


         At NORDSTROM.com, you can purchase great merchandise, learn about our Company history, and review important shareholder information such as news releases, daily stock quotes, annual reports - even web casts of our quarterly conference calls discussing the latest financial results
         - all from the comfort of your home or office. Of course we value and welcome your feedback. If you have any comments regarding our web site or catalogs, please email us at contact@nordstrom.com or call us at 1-888-282-6060.


         NORDSTROM